UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

May 21, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State	Commission	IRS Employer
of Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 21, 2024, Gaucho Group Holdings, Inc. (the “Company”) filed a Certificate of Designation of Senior Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, designating 100,000 shares of preferred stock of the Company, par value $0.01, as Senior Convertible Preferred Stock (the “Senior Convertible Preferred Stock”). No shares of Senior Convertible Preferred Stock are currently outstanding. If and when issued (of which there can be no assurance), holders of Senior Convertible Preferred Stock will be subject to the following rights, preferences and powers:

●	The Senior Convertible Preferred Stock will be entitled to an 8.5% annual dividend, payable when, as and if declared by the Company’s Board of Directors.

●	The Series Convertible Preferred Stock will be entitled to a liquidation preference to be paid ahead of shares of common stock or any other class or series of capital stock of the Company designated to be junior to the Senior Convertible Preferred Stock.

●	The Senior Convertible Preferred Stock will not be entitled to vote, except in limited circumstances enumerated in the Certificate of Designation or as otherwise required by law.

●	If, on the date that is 18 months following the termination of the offering whereby the Senior Convertible Preferred Stock is issued, the Minimum Price (as defined by Nasdaq 5635(d)) of the Company’s common stock has increased by more the 60% since the date of the initial purchase of the Senior Convertible Preferred Stock by a stockholder, then all shares of Senior Convertible Preferred Stock held by such stockholder shall be automatically converted into shares of common stock. If a stockholder’s Senior Convertible Preferred Stock is not eligible for automatic conversion pursuant to the foregoing, then on such date, all shares of Senior Convertible Preferred Stock held by such stockholder shall be redeemed by the Company.

●	At any time following the date that is six months following the termination of the offering whereby the Senior Convertible Preferred Stock is issued, each stockholder holding Senior Convertible Preferred Stock may, upon approval of the Company, convert his, her or its shares of Senior Convertible Preferred Stock into shares of common stock.

The foregoing description of the Certificate of Designation and the Senior Convertible Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Senior Convertible Preferred Stock, dated May 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of May 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO